                                  EXHIBIT 10.35
                                  WebADTV, Inc.
                             STOCK OPTION AGREEMENT

Initial Number of shares subject to option: 9,742,000
Date of Grant: September 5, 2001


         AGREEMENT dated the 5th day of September, 2001, by and between WebADTV, Inc. a Minnesota corporation (the "Company") and MARK A. COHN (the "Optionee").

                              W I T N E S S E T H:

         1. Grant of Option. Pursuant to action duly taken by the Company's board of directors (the "Board"), the Company grants to the Optionee effective September 5, 2001, subject to the terms and conditions herein set forth, the right and option to purchase (the "Option") from the Company all or a part of an aggregate of 9,742,000, shares of Stock (the "Shares") at the purchase price of $.10 per share (the "Option Price"), such option to be exercised as hereinafter provided. The number of Shares shall be recalculated upon the Company's sale of stock and warrants to iNTELEFILM Corporation ("iNTELEFILM") pursuant to the completion of iNTELEFILM's pending bridge note private placement in the amount of not less than $1,500,000 (the "Bridge Financing"). Such recalculation shall be reflected in Exhibit A under the column entitled nonqualified option. The number of Shares shall, following such purchase of the Company's securities, be computed as follows:

         Step One:

         Fully diluted shares of Company ("FDS") divided by .80 = X (total fully diluted shares outstanding after Bridge Financing and this Option)

         Step Two:

         X - FDS = Shares subject to option after the completion of the Bridge Financing

         FDS equals the Company's shares outstanding and shares issuable upon exercise of all options (other than this Option) and warrants to purchase Company capital stock after giving effect to the sale of stock and warrants by the Company to iNTELEFILM in connection with the Bridge Financing.

         The term "Stock" means the Company's common stock, $.01 par value. Of the number of shares subject to this option, 1,500,000 of the Shares are intended to constitute an "incentive stock option" within the meaning of Section 422(b) of the Internal Revenue Code (the "Code") and granted under and pursuant to the Company's 2000 Incentive Stock Option Plan. The remainder of this Option is intended to be a non-qualified stock option separate from any

Company option plan and is not intended to satisfy the requirements applicable to an incentive stock option described in Section 422(b) of the Code.

         2. Terms and Conditions. It is understood and agreed that the option evidenced hereby is subject to the following terms and conditions:

         (a) Expiration Date. This Option shall expire ten years after the date of grant unless terminated earlier as specified in Sections 3 or 4 below.

         (b) Exercise of Option. This Option shall be exercisable cumulatively, to the extent it is vested, as set forth in Exhibit A. Any exercise shall be accompanied by a written notice to the Company specifying the number of shares of Stock as to which the Option is being exercised and the purchase price, to the extent the Option is being exercised for cash. Notation of any partial exercise shall be made by the Company on Schedule I hereto. This Option may not be exercised for a fraction of a Share, and must be exercised for no fewer than one hundred (100) shares of Stock, or such lesser number of shares as may be vested.

         (c) Payment of Purchase Price Upon Exercise. At the time of any exercise, the purchase price of the Shares as to which this option is exercised shall be paid in any of the following methods or combination of methods as the Optionee may elect: (i) cash to the Company, cash, (ii) tendering of shares of the Stock already owned by the Optionee for at least six months (so-called "cashless" or "immaculate" exercise methods) having a "fair market value" equal to the Option Price for the Shares exercised, (iii) irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire the Option Price for the Shares exercised and any tax withholding resulting from such exercise, or (iv) surrender for cancellation shares subject to this Option having a "spread" equal to the entire the Option Price for the Shares exercised and any tax withholding resulting from such exercise. The term "fair market value" shall mean the closing price of a share of Stock as reported on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market or any other stock market or exchange on which the Stock is traded on the trading date immediately preceding the date that the Option is exercised. If the Stock is not listed or traded on any such exchange or in any such market, the "fair market value" shall be determined in good faith by the Board or a committee thereof appointed for such purpose. The term "spread" shall mean the fair market value of the Stock in excess of the Option Price multiplied by the number of shares of Stock subject to the portion of the Option tendered for cancellation.

         (d) Nontransferability. This Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, this Option shall be exercisable only by the Optionee or by the Optionee's guardian or legal representative. No transfer of this Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company is furnished with written notice thereof and a copy of the will and/or such other evidence as the Board may determine necessary to establish the validity of the transfer.

         (e) Subject to Lock Up. The Optionee understands that the Company at a future date may file a registration or offering statement (the "Registration Statement") with the Securities and Exchange Commission to facilitate an underwritten public offering of its securities. The Optionee agrees, for the benefit of the Company, that should such an offering be made and should the managing underwriter of such offering require, the undersigned will not, without the prior written consent of the Company and such underwriter, during the Lock Up Period as defined herein:

            (i) Sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of this Option or any of the Shares acquired upon exercise of this Option during the Lock Up Period;

            (ii) Sell or grant, or agree to sell or grant, options, rights or warrants with respect to any of the Shares acquired upon exercise of this Option. The foregoing does not prohibit gifts to donees or transfers by will or the laws of descent to heirs or beneficiaries provided that such donees, heirs and beneficiaries shall be bound by the restrictions set forth herein.

         The term "Lock Up Period" shall mean the lesser of (x) 180 days or (y) the period during which Company officers and directors are restricted by the managing underwriter from effecting any sales or transfers of the Shares. The Lock Up Period shall commence on the date of the closing of the underwritten offering.

         (f) No Rights as Shareholder; Dividends and Other Distributions. The Optionee shall have no rights as a shareholder of the Company with respect to any shares of Stock subject to this option prior to the date of issuance to him of a certificate for such shares. However, upon exercise of the Option, the Company shall pay or distribute to the Optionee and the Optionee shall be entitled to receive such dividends (other than ordinary or periodic cash dividends), such dividends or other distributions that the Optionee would have received had the Optionee exercised the Shares acquired upon exercise immediately prior to the record date for such dividends or other distributions, or the Company will pay or make provision for payment, to Optionee, the fair market value (determined at the time the Optionee exercises the Option to acquire such Shares) of such dividends or other distributions that were not in cash and not delivered to the Optionee in kind upon exercise of the Option.

         (g) Compliance with Law and Regulations; Shareholder Approval; Registration Statement. This Option and the obligation of the Company to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the required listing of such shares on Nasdaq or any stock exchange on which the Stock may then be listed if the Stock is then listed on Nasdaq or any such stock exchange, or (ii) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, this option may not be exercised if its exercise or the receipt of shares of Stock pursuant thereto would be contrary to applicable law. The Company will use its commercially reasonable efforts to effect such required listing, registration or qualification, and compliance. If the Company is a reporting company pursuant to Section 15(d) or 12 of the Securities Exchange Act of 1934, as amended, the Company will use its best efforts to file and obtain the effectiveness of a Form S-8 registration statement or other suitable form of registration statement to register with the Securities and Exchange Commission the Shares issuable upon exercise of the Option.

         (h) Provision for Payment of Withholding Taxes. All deliveries and distributions under this Option Agreement are subject to withholding of all applicable taxes.

         3. Termination of Employment; Change of Control. Upon the termination of the employment of Optionee with the Company prior to the expiration of the Option, the following provisions shall apply:

         (a) In the event the Optionee's employment with the Company is terminated by the Company for "Cause" as defined in the employment agreement dated effective September 5, 2001 (the "Employment Agreement") among iNTELEFILM, the Company and the Optionee or is voluntary terminated by the Optionee without "Good Reason" as defined in the Employment Agreement, the Optionee may exercise the Option to the extent the Optionee was vested in and entitled to exercise the Option at the date of such employment termination for a period of three (3) months after the date of such employment termination, or until the term of the Option has expired, whichever date is earlier. To the extent the Optionee was not entitled to exercise this Option at the date of such employment termination, or if Optionee does not exercise this Option within the time specified herein, this Option shall terminate.

         (b) If the employment of an Optionee is terminated by the Company without Cause or is voluntarily terminated by the Optionee for Good Reason, the Option shall become immediately vested for all of the Shares subject to the Option and the Option the Option may be exercised at any time prior to the expiration date of the Option notwithstanding anything to the contrary contained in this Agreement.

         (c) Notwithstanding anything herein to the contrary, the Option shall be immediately vested and exercisable in full in the event of a "Change of Control." A "Change of Control" shall mean:

                        (i) the acquisition by any person or group deemed a
            person under Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than Optionee, the Company and/or iNTELEFILM as determined immediately prior to that date) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of Stock of the Company or of all classes of the capital stock (the "iNTELEFILM Stock") of iNTELEFILM having the right under ordinary circumstances to vote at an election of the Board, if such person or group deemed a person prior to such acquisition was not a beneficial owner of at least five percent (5%) of such total combined voting power of the Company or iNTELEFILM;

                        (ii) the date of approval by the stockholders of the
            Company and/or iNTELEFILM of an agreement providing for the merger or consolidation of the Company and/or iNTELEFILM with another corporation or other entity where (x) stockholders of the Company and/or iNTELEFILM immediately prior to such merger or consolidation would not beneficially own with respect to their Stock or iNTELEFILM Stock following such merger or consolidation shares entitling such stockholders to a majority of all votes (without consolidation of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the surviving corporation would be entitled in the election of directors, or (y) where the members of the Board, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the surviving corporation; or

            (iii) the sale of all or substantially all of the assets of the Company and/or iNTELEFILM (excluding the sale of the production companies).

         4. Death or Disability of Optionee. Upon the death or Disability, as defined herein, of Optionee prior to the expiration of the Option, the following provisions shall apply:

         (a) If the Optionee is at the time of his or her Disability employed by the Company or a subsidiary of the Company and has been in continuous employment since the Date of Grant of the Option, then the Option may be exercised by the Optionee for one (1) year following the date of such Disability or until the expiration date of the Option, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of his or her Disability. For purposes of this Section 4, the term "Disability" shall mean a permanent and total disability as defined in Section 22(e)(3) of the Code, unless the Optionee is employed by the Company, a Parent, a Subsidiary or an Affiliate, pursuant to an employment agreement which contains a definition of "Disability," in which case such definition shall control.

         (b) If the Optionee is at the time of his or her death employed by the Company or a subsidiary and has been in continuous employment since the Date of Grant of the Option, then the Option may be exercised by the Optionee's estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution, for one (1) year following the date of the Optionee's death or until the expiration date of the Option, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of death.

         (c) If the Optionee dies within three (3) months after a termination of Optionee's employment under the circumstances described in Section 3(a), the Option may be exercised for nine (9) months following the date of Optionee's death or the expiration date of the Option, whichever date is earlier, by the Optionee's estate or by a person who acquires the right to exercise the Option by will or the laws of descent or distribution, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of Termination. If the Optionee dies after a termination of Optionee's employment under the circumstances described in Section 3(b), the Option may be exercised at any time prior to the expiration date of the Option.

         5. Tax Offset Payments. This Section intentionally deleted.

         6. Adjustments. In the event of any change (through recapitalization, merger, consolidation, stock dividend, split-up, or amount of the Company's Stock or any other transaction described in Section 425(a) of the Code) prior to the exercise of the Option, the Option, to the extent that it has not been exercised, shall entitle the Optionee to such number and kind of securities as the Optionee would have been entitled to had the Optionee actually owned the shares subject to the Option at the time of the occurrence of such change. In the event of a stock split, stock dividend or other similar adjustment, the option price for the shares purchasable upon exercise of this Option shall be proportionately adjusted.

         7. Miscellaneous.

            7.1 Notices. Any notice or other communications required or permitted to be given to the parties hereto shall be deemed to have been given when received, addressed as follows (or at such other address as the party addressed may have substituted by notice pursuant to this section 7.1):

                        (a)         If to Company:

                                    WebADTV, Inc.
                                    Crosstown Corporate Center
                                    6385 Old Shady Oak Road, Suite 290
                                    Eden Prairie, Minnesota 55344
                                    Attention: Chief Financial Officer
                                    Telecopier: (952) 925-8888

                                    With copy to:

                                    Judite P. Fluger, Esq.
                                    WebADTV, Inc.
                                    Crosstown Corporate Center
                                    6385 Old Shady Oak Road
                                    Eden Prairie, Minnesota 55344
                                    Fax: (952) 925-8848

                        (b)         If to Employee

                                    Mark A. Cohn
                                    20400 Lakeview Avenue
                                    Deephaven, MN

                                    With copy to:

                                    Bruce J. Parker
                                    Kaplan, Strangis and Kaplan, P.A.
                                    5500 Wells Fargo Center
                                    90 South Seventh Street
                                    Minneapolis, MN 55402
or to such other addresses as may be set forth in a written notice given by either party to the other party in the manner described in this section.

         7.2 Heading. The captions set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement or as in any way limiting or amplifying the terms and provisions hereof.

         7.3 Severability. In case this Agreement, or any one or more of the provisions hereof, shall be held to be invalid, illegal or unenforceable within any governmental jurisdiction or subdivision thereof, this Agreement or any such provision or provisions shall not as a result thereof be deemed to be invalid, illegal or unenforceable in any other governmental jurisdiction or subdivision thereof. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any other respect, such invalidity, illegality or unenforceable provision shall be deemed as though it had never been contained herein and there shall be deemed substituted, such other provision as will most nearly accomplish the intent of the parties to the extent permitted by applicable law.

         7.4 Entire Agreement. This Agreement and the Employment Agreement contain the entire agreement of the parties hereto with respect to the subject matter hereof. Any amendment to this Agreement shall not be effective unless it is in writing and signed by both parties.

         7.5 No Waiver. The failure of Company at any time to enforce any provision hereof shall not affect its right thereafter to enforce the same, nor shall the waiver by Company of any breach of any provision hereof be construed to be a waiver of any succeeding breach of any such provision, or as a waiver of the provision itself.

         7.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

         7.7 Arbitration. In the event of a dispute between the Company and the Employee hereunder, it is the intention of the parties that the dispute shall be resolved as expeditiously as possible, consistent with fairness to both sides. Accordingly, any claim or dispute relating to the entitlement of the Employee to benefits hereunder or the amount thereof, shall be resolved by binding private arbitration before three arbitrators. Either party may request arbitration by written notice to the other party. Within 30 days of receipt of such notice by the opposing party, each party shall appoint a disinterested arbitrator and the two arbitrators selected thereby shall appoint a third neutral arbitrator. In the event the two arbitrators cannot agree upon the third arbitrator within 10 days after their appointment, then the neutral arbitrator shall be appointed by the Chief Judge of Hennepin County (Minnesota) District Court. Any arbitration proceeding conducted hereunder shall be in the City of Minneapolis and shall follow the procedures set forth in the Rules of Commercial Arbitration of the American Arbitration Association, and both sides shall cooperate in as expeditious a resolution of the proceeding as is reasonable under the circumstances. The arbitration panel shall have the power to enter any relief it deems fair and just on any claim, including interim and final equitable relief, along with any procedural order that is reasonable under the circumstances. Any award rendered by any arbitration panel, or a majority thereof, may be filed and a judgment obtained in any court having jurisdiction over the parties unless the relief granted in the award is delivered within 10 days of the award.

         7.8 Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform its obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform them if no succession had taken place unless, in the opinion of legal counsel mutually acceptable to the Company and the Employee, such obligations have been assumed by the successor as a matter of law. The Employee's rights under this Agreement shall inure to the benefit of, and shall be enforceable by, the Employee's legal representative or other successors in interest, but shall not otherwise be assignable or transferable.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as the day and year first above written.

                                      WebADTV, Inc.

                                      By:  /s/ Judite Fluger
                                         ---------------------------------------
                                         Its: General Counsel
                                             -----------------------------------


                                      OPTIONEE

                                         /s/ MARK A. COHN
                                      ------------------------------------------
                                      Mark A. Cohn
                                      20400 Lakeview Avenue
                                      Deephaven, MN

                                    EXHIBIT A
                             OPTION VESTING SCHEDULE

                   DATE                                        CUMULATIVE SHARES EXERCISABLE
                   ----                                        -----------------------------
                                                         INCENTIVE STOCK             NON-QUALIFIED
                                                             OPTION                  STOCK OPTION*
                                                         ---------------             -------------
          Effective Date through first                          - 0 -                      - 0 -
          anniversary

          First Anniversary date of                         1,000,000                  3,871,000
          Effective Date, plus one day

          September 6, 2003                                 1,500,000                  5,806,500

          September 6, 2004                                 1,500,000                  8,242,100

         *Subject to recalculation pursuant to Section 1 of this Agreement. Any additional option shares resulting from such recalculation shall be added to the non-qualified stock option shares as follows: (a) 50% thereof to the first anniversary date of Effective Date plus one day, (b) 75% thereof to September 6, 2003, and (c) 100% thereof to September 6, 2004.

         The above vesting schedule assumes an ongoing relationship with the Company. Your rights to exercise the unvested portion of your option may cease upon certain terminations of your relationship as provided in Section 2 of this Agreement.

         OPTIONEE                                 WebADTV, Inc.

         /s/ Mark A. Cohn                         By:  /s/ Judite Fluger
         -----------------------------------         ---------------------------
         Mark A. Cohn                                  Judite Fluger
                                                       General Counsel

                  SCHEDULE I - NOTATIONS AS TO PARTIAL EXERCISE

--------------------------------------------------------------------------------
             Number of        Balance of
Date of      Purchased        Shares on       Authorized        Notation
Exercise     Shares           Option          Signature         Date
--------------------------------------------------------------------------------

                               AGREEMENT AMENDMENT

         This AGREEMENT AMENDMENT ("Amendment"), dated this 11th of October, 2001 is entered into by and between iNTELEFILM CORPORATION, a Minnesota corporation (the "Company"); and WebADTV, Inc. a Minnesota corporation (the "Subsidiary"); and Mark A. Cohn ("Employee").

         1. RECITALS

         WHEREAS, Employee and Company entered into an Employment Agreement dated September 5, 2001 and WebADTV, Inc. Stock Option Agreement ("Option Agreement") in connection with the Employment Agreement;

         WHEREAS, Section 1 of the Option Agreement provides for a recalculation of the number of shares to which Employee is entitled following completion of the Company's pending bridge financing;

         WHEREAS, the bridge financing has been completed;

         WHEREAS, the parties hereto are desirous of memorializing the aforementioned recalculation; and

         NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the parties hereto agree as follows:

Exhibit A, Option Vesting Schedule shall be replaced by the attached Exhibit A, Option Vesting Schedule with footnote dated October 11, 2001.

Except as set forth herein, all terms and conditions of the Employment Agreement and accordant Stock Option Agreements shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first written above.

WebADTV, Inc.                               iNTELEFILM, Corporation

By:   /s/ Judite Fluger                     By:  /s/ Judite Fluger
   ----------------------------------          ---------------------------------
          Judite Fluger                              Judite Fluger
Its:      General Counsel                   Its:     General Counsel


                                               /s/ Mark A. Cohn
                                            ------------------------------------
                                            Mark A. Cohn

                                    EXHIBIT A
                             OPTION VESTING SCHEDULE

                       DATE                                    CUMULATIVE SHARES EXERCISABLE
                       ----                                    -----------------------------
                                                         INCENTIVE STOCK            NON-QUALIFIED
                                                             OPTION                  STOCK OPTION*
                                                         ---------------            -------------
          Effective Date through first anniversary              - 0 -                      - 0 -

          First Anniversary date of                         1,000,000                  5,494,667
          Effective Date, plus one day

          September 11, 2003                                1,500,000                  8,242,000

          September 11, 2004                                1,500,000                 11,489,333

         *Subject to recalculation pursuant to Section 1 of this Agreement. Any additional option shares resulting from such recalculation shall be added to the non-qualified stock option shares as follows: (a) 50% thereof to the first anniversary date of Effective Date plus one day, (b) 75% thereof to September 6, 2003, and (c) 100% thereof to September 6, 2004.

         The above vesting schedule assumes an ongoing relationship with the Company. Your rights to exercise the unvested portion of your option may cease upon certain terminations of your relationship as provided in Section 2 of this Agreement.

OPTIONEE                                    WebADTV, Inc.


     /s/ Mark A. Cohn                       By:  /s/ Judite Fluger
------------------------------------           ---------------------------------
Mark A. Cohn                                    Judite Fluger
                                                General Counsel